Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-118857) and Forms S-8 (File No. 333-69103, 333-63913 and 333-163368) of Baylake Corp. of our report dated March 3, 2014, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, as of and for the year ended December 31, 2013, which appears on page 71 of this annual report on Form 10-K.

/s/BAKER TILLY VIRCHOW KRAUSE, LLP

Milwaukee, WI
March 3, 2014

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